Exhibit 99.1

The Chefs’ Warehouse Reports Second Quarter 2023 Financial Results
Ridgefield, CT, August 2, 2023 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company” or “Chefs’”), a premier distributor of specialty food products in the United States, Middle East, and Canada, today reported financial results for its second quarter ended June 30, 2023.

Financial highlights for the second quarter of 2023:

•Net sales increased 36.1% to $881.8 million for the second quarter of 2023 from $648.1 million for the second quarter of 2022.
•GAAP net income was $9.9 million, or $0.25 per diluted share, for the second quarter of 2023 compared to $16.9 million, or $0.42 per diluted share, in the second quarter of 2022.
•Adjusted net income per share1 was $0.35 for the second quarter of 2023 compared to $0.51 for the second quarter of 2022.
•Adjusted EBITDA1 was $51.1 million for the second quarter of 2023 compared to $45.3 million for the second quarter of 2022.

“As we noted during our first quarter earnings report, the strong snap-back in demand coming out of Omicron variant of the COVID-19 pandemic in the second quarter of 2022 provides a difficult year-over-year comparison to the second quarter of 2023. As we had anticipated, for the first time since the onset of the COVID-19 pandemic, second quarter business activity returned to more normal seasonal trends”, said Christopher Pappas, Chairman and Chief Executive Officer of the Company. “While April and May were strong months and came in as expected, in June we did experience impact from the air quality issues from the Canadian wildfires extreme heat and severe weather across many of our markets. In addition, volatility in certain protein categories resulted in moderate gross profit dollar pressure. Overall, for the quarter, our team delivered strong year-over-year organic revenue growth and adjusted EBITDA and our recent acquisitions performed well.”

Second Quarter Fiscal 2023 Results

Net sales for the second fiscal quarter of 2023 which ended June 30, 2023 increased 36.1% to $881.8 million from $648.1 million for the second fiscal quarter of 2022 which ended June 24, 2022. Organic sales increased $52.6 million, or 8.1% versus the prior year quarter. Sales growth of $181.1 million, or 28.0%, resulted from acquisitions. Organic case count increased approximately 10.0% in the Company’s specialty category with unique customers and placements increases at 8.7% and 11.9%, respectively, compared to the prior year quarter. Organic pounds sold in the Company’s center-of-the-plate category increased approximately 5.9% compared to the prior year quarter. Estimated inflation was 5.7% in the Company’s specialty categories and 1.1% in the center-of-the-plate categories compared to the prior year quarter.
Gross profit increased approximately 33.6% to $208.4 million for the second quarter of 2023 from $156.0 million for the second quarter of 2022. Gross profit margin decreased approximately 43 basis points to 23.6% from 24.1%. Gross margin in the Company’s specialty category decreased 70 basis points and gross margin decreased 174 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Selling, general and administrative expenses increased by approximately 43.8% to $179.0 million for the second quarter of 2023 from $124.5 million for the second quarter of 2022. The increase was primarily due to higher costs associated with compensation and benefits, facility costs and distribution costs to support sales growth in the current quarter. As a percentage of net sales, operating expenses were 20.3% in the second quarter of 2023 compared to 19.2% in the second quarter of 2022.

1EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, and adjusted net income (loss) to these measures’ most directly comparable GAAP measure.

Operating income for the second quarter of 2023 was $25.3 million compared to $27.6 million for the second quarter of 2022. The decrease in operating income was driven primarily by higher selling, general and administrative expense, partially offset by higher gross profit and lower other operating expense, as discussed above. As a percentage of net sales, operating income was 2.8% in the second quarter of 2023 as compared to operating income of 4.3% in the second quarter of 2022.

Total interest expense increased to $12.0 million for the second quarter of 2023 compared to $4.5 million for the second quarter of 2022. The increase was primarily driven by higher principal amounts of outstanding debt due to our 2028 convertible notes issued on December 13, 2022, our term loan refinancing on August 23, 2022, an increase in amounts drawn on our ABL facility and higher rates of interest charged on the variable rate portion of our outstanding debt.

Net income for the second quarter of 2023 was $9.9 million, or $0.25 per diluted share, compared to net income of $16.9 million, or $0.42 per diluted share, for the second quarter of 2022.

Adjusted EBITDA1 was $51.1 million for the second quarter of 2023 compared to $45.3 million for the second quarter of 2022. For the second quarter of 2023, adjusted net income1 was $14.4 million, or $0.35 per diluted share compared to adjusted net income of $20.9 million, or $0.51 per diluted share for the second quarter of 2022.

Full Year 2023 Guidance

Based on current trends in the business, the Company is providing full year financial guidance as follows:

▪Estimated net sales for the full year of 2023 will be in the range of $3.25 billion to $3.35 billion;
▪Gross profit to be between $774.0 million and $797.0 million and
▪Adjusted EBITDA to be between $199.0 million and $207.0 million

Second Quarter 2023 Earnings Conference Call

The Company will host a conference call to discuss second quarter 2023 financial results today at 8:30 a.m. EDT. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com. An online archive of the webcast will be available on the Company’s investor relations website.

Forward-Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to the following: our sensitivity to general economic conditions, including disposable income levels and changes in consumer discretionary spending; our ability to expand our operations in our existing markets and to penetrate new markets through acquisitions; we may not achieve the benefits expected from our acquisitions, which could adversely impact our business and operating results; we may have difficulty managing and facilitating our future growth; conditions beyond our control could materially affect the cost and/or availability of our specialty food products or center-of-the-plate products and/or interrupt our distribution network; our distribution of center-of-the-plate products, like meat, poultry and seafood, involves exposure to price volatility experienced by those products; our business is a low-margin business and our profit margins may be

1EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted EPS are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted EPS to these measures’ most directly comparable GAAP measure.

sensitive to inflationary and deflationary pressures; because our foodservice distribution operations are concentrated in certain culinary markets, we are susceptible to economic and other developments, including adverse weather conditions, in these areas; fuel cost volatility may have a material adverse effect on our business, financial condition or results of operations; our ability to raise capital in the future may be limited; we may be unable to obtain debt or other financing, including financing necessary to execute on our acquisition strategy, on favorable terms or at all; interest charged on our outstanding debt may be adversely affected by changes in the method of determining the Secured Overnight Financing Rate (“SOFR”); our business operations and future development could be significantly disrupted if we lose key members of our management team; and significant public health epidemics or pandemics, including COVID-19, may adversely affect our business, results of operations and financial condition. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the SEC on February 28, 2023 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information until required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolateries, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 55,000 products to more than 40,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 30, 2023	June 24, 2022	June 30, 2023	June 24, 2022
Net sales	$881,820	$648,104	$1,601,465	$1,160,207
Cost of sales	673,376	492,100	1,223,313	886,690
Gross profit	208,444	156,004	378,152	273,517

Selling, general and administrative expenses	179,042	124,487	335,179	234,573
Other operating expenses, net	4,062	3,883	5,734	5,046
Operating income	25,340	27,634	37,239	33,898

Interest expense	12,006	4,465	22,012	8,830
Income before income taxes	13,334	23,169	15,227	25,068

Provision for income tax expense	3,467	6,254	3,959	6,768

Net income	$9,867	$16,915	$11,268	$18,300

Net income per share:
Basic	$0.26	$0.46	$0.30	$0.49
Diluted	$0.25	$0.42	$0.29	$0.47

Weighted average common shares outstanding:
Basic	37,634,127	37,100,968	37,570,595	37,018,044
Diluted	45,604,297	42,053,453	38,201,408	41,896,379

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2023 AND DECEMBER 30, 2022
(unaudited; in thousands)

	June 30, 2023	December 30, 2022
Cash and cash equivalents	$59,592	$158,800
Accounts receivable, net	301,375	260,167
Inventories, net	291,917	245,693
Prepaid expenses and other current assets	60,735	56,200
Total current assets	713,619	720,860

Property and equipment, net	205,535	185,728
Operating lease right-of-use assets	182,215	156,629
Goodwill	348,951	287,120
Intangible assets, net	195,785	155,703
Other assets	4,884	3,256
Total assets	$1,650,989	$1,509,296

Accounts payable	$198,087	$163,397
Accrued liabilities	71,739	54,325
Short-term operating lease liabilities	23,104	19,428
Accrued compensation	28,486	34,167
Current portion of long-term debt	12,017	12,428
Total current liabilities	333,433	283,745

Long-term debt, net of current portion	709,073	653,504
Operating lease liabilities	175,142	151,406
Deferred taxes, net	7,294	6,098
Other liabilities	3,072	13,034
Total liabilities	1,228,014	1,107,787

Common stock	396	386
Additional paid in capital	347,861	337,947
Cumulative foreign currency translation adjustment	(1,911)	(2,185)
Retained earnings	76,629	65,361
Stockholders’ equity	422,975	401,509

Total liabilities and stockholders’ equity	$1,650,989	$1,509,296

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWENTY-SIX WEEKS ENDED JUNE 30, 2023 AND JUNE 24, 2022
(unaudited; in thousands)

	June 30, 2023	June 24, 2022
Cash flows from operating activities:
Net income	$11,268	$18,300

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,682	11,755
Amortization of intangible assets	10,456	6,819
Provision for allowance for doubtful accounts	3,311	1,817
Non-cash operating lease expense	1,812	1,076
Deferred income tax provision	990	5,004
Amortization of deferred financing fees	1,813	1,009
Stock compensation	10,581	5,982
Change in fair value of contingent earn-out liabilities	1,092	3,628
Intangible asset impairment	1,838	—
Loss on asset disposal	22	17
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(9,854)	(24,659)
Inventories	(35,450)	(30,569)
Prepaid expenses and other current assets	(2,435)	106
Accounts payable, accrued liabilities and accrued compensation	453	19,733
Other assets and liabilities	(796)	(237)
Net cash provided by operating activities	10,783	19,781

Cash flows from investing activities:
Capital expenditures	(23,155)	(23,490)
Cash paid for acquisitions	(119,580)	(52,007)
Net cash used in investing activities	(142,735)	(75,497)

Cash flows from financing activities:
Payment of debt, finance lease and other financing obligations	(11,680)	(2,769)
Payment of deferred financing fees	—	(406)
Surrender of shares to pay withholding taxes	(2,115)	(2,558)
Cash paid for contingent earn-out liabilities	(3,210)	(2,000)
Borrowings under asset based loan facility	50,000	—
Net cash provided by (used in) financing activities	32,995	(7,733)

Effect of foreign currency translation on cash and cash equivalents	(251)	100
Net change in cash and cash equivalents	(99,208)	(63,349)
Cash and cash equivalents at beginning of period	158,800	115,155
Cash and cash equivalents at end of period	$59,592	$51,806

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET INCOME COMMON SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 30, 2023	June 24, 2022	June 30, 2023	June 24, 2022
Numerator:
Net income	$9,867	$16,915	$11,268	$18,300
Add effect of dilutive securities:
Interest on convertible notes, net of tax	1,397	719	—	1,365
Net income available to common shareholders	$11,264	$17,634	$11,268	$19,665
Denominator:
Weighted average basic common shares outstanding	37,634,127	37,100,968	37,570,595	37,018,044
Dilutive effect of unvested common shares	521,102	263,071	564,119	296,538
Dilutive effect of options and warrants	56,251	73,381	66,694	56,817
Dilutive effect of convertible notes	7,392,817	4,616,033	—	4,524,980
Weighted average diluted common shares outstanding	45,604,297	42,053,453	38,201,408	41,896,379

Net income per share:
Basic	$0.26	$0.46	$0.30	$0.49
Diluted	$0.25	$0.42	$0.29	$0.47

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
(unaudited; in thousands)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 30, 2023	June 24, 2022	June 30, 2023	June 24, 2022
Net income	$9,867	$16,915	$11,268	$18,300
Interest expense	12,006	4,465	22,012	8,830
Depreciation	8,671	5,866	15,682	11,755
Amortization	5,759	3,463	10,456	6,819
Provision for income tax expense	3,467	6,254	3,959	6,768
EBITDA (1)	39,770	36,963	63,377	52,472

Adjustments:
Stock compensation (2)	5,247	2,939	10,581	5,982
Other operating expenses, net (3)	4,063	3,883	5,735	5,046
Duplicate rent (4)	1,851	1,550	4,060	3,286
Moving expenses (5)	186	—	186	—
Adjusted EBITDA (1)	$51,117	$45,335	$83,939	$66,786

1.We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.
3.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.
4.Represents duplicate rent and occupancy costs for our Richmond, CA, Miami, FL, Portland, OR and Gibbstown NJ facilities.
5.Represents moving expenses for the consolidation and expansion of our Miami, FL facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME TO NET INCOME
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 30, 2023	June 24, 2022	June 30, 2023	June 24, 2022
Net income	$9,867	$16,915	$11,268	$18,300

Adjustments to reconcile net income to adjusted net income (1):
Other operating expenses, net (2)	4,063	3,883	5,735	5,046
Duplicate rent (3)	1,851	1,550	4,060	3,286
Moving expenses (4)	186	—	186	—
Write-off of unamortized deferred financing fees and other third party financing costs (5)	—	—	376	69
Tax effect of adjustments (6)	(1,586)	(1,467)	(2,693)	(2,268)

Total adjustments	4,514	3,966	7,664	6,133

Adjusted net income	$14,381	$20,881	$18,932	$24,433

Diluted adjusted net income per common share	$0.35	$0.51	$0.48	$0.62

Diluted shares outstanding - adjusted	45,604,297	42,053,453	45,594,225	41,896,379

1.We are presenting adjusted net income and adjusted net income per share, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted net income per share, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted net income per share as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.

3.Represents duplicate rent and occupancy costs for our Richmond, CA, Miami, FL, Portland, OR and Gibbstown, NJ facilities.

4.Represents moving expenses for the consolidation and expansion of our Miami, FL facilities.

5.Represents interest expense related to write-off of certain deferred financing fees and other third party costs related to our credit agreements.

6.Represents the tax effect of items 2 through 5 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME PER SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 30, 2023	June 24, 2022	June 30, 2023	June 24, 2022
Numerator:
Adjusted net income	$14,381	$20,881	$18,932	$24,433
Add effect of dilutive securities:
Interest on convertible notes, net of tax	1,397	719	2,794	1,365
Adjusted net income available to common shareholders	$15,778	$21,600	$21,726	$25,798
Denominator:
Weighted average basic common shares outstanding	37,634,127	37,100,968	37,570,595	37,018,044
Dilutive effect of unvested common shares	521,102	263,071	564,119	296,538
Dilutive effect of options and warrants	56,251	73,381	66,694	—
Dilutive effect of convertible notes	7,392,817	4,616,033	7,392,817	4,524,980
Weighted average diluted common shares outstanding	45,604,297	42,053,453	45,594,225	41,896,379

Adjusted net income per share:
Diluted	$0.35	$0.51	$0.48	$0.62

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2023
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$46,700	$50,400
Provision for income tax expense	16,400	17,700
Depreciation & amortization	55,000	58,000
Interest expense	47,000	47,000
EBITDA (1)	165,100	173,100

Adjustments:
Stock compensation (2)	21,200	21,200
Duplicate rent (3)	6,000	6,000
Other operating expenses (4)	6,500	6,500
Moving expenses (5)	200	200
Adjusted EBITDA (1)	$199,000	$207,000

1.We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

4.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.

5.Represents moving expenses for the consolidation and expansion of our Miami, FL facilities.